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                                                                    Exhibit 23.5

PERSONAL AND CONFIDENTIAL
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February 19, 1997


Board of Directors
IWC Resources Corporation
1220 Waterway Boulevard
Indianapolis, IN 46202

Re: Registration Statement on Form S-4 of NIPSCO Industries, Inc. dated
    February 19, 1997 and the Proxy Statement/Prospectus included therein

Gentlemen and Madame:

Attached is our opinion letter dated February 19, 1997 with respect to the fairness to the holders of the outstanding shares of Common Stock, no par value (the "Shares"), of IWC Resources Corporation (the "Company") of the Stock Consideration and Cash Consideration (as defined therein) to be received for the Shares pursuant to the Agreement and Plan of Merger dated as of December 19, 1996 among NIPSCO Industries, Inc., Speedway Acquisition Corp., a wholly-owned subsidiary of NIPSCO, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY--Opinion of Goldman Sachs," "THE MERGER--Background of the Merger" and "THE MERGER--Opinion of Goldman Sachs" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. We are providing such consent in order to comply with requirements under the federal securities laws. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


   /s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)